UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

WORTHINGTON STEEL, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-41830	92-2632000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W. Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 840-3462

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2025, Tempel Canada Company (“Tempel Canada”), a subsidiary of Worthington Steel, Inc. (“we,” “us,” “our” and “registrant”), entered into a letter of offer (“Letter”) with Business Development Bank of Canada (“BDC”). Pursuant to the terms of the Letter, BDC has committed to lend Tempel Canada up to CAD $57,500,000 (“Loan”), subject to the satisfaction of customary closing conditions and deliverables. The purpose of the Loan is to fund the construction of a new manufacturing facility to be located in Burlington, Ontario, Canada (“Property”).

The Loan is structured as a construction draw loan. The draw period for the Loan will lapse on March 21, 2026, unless extended by BDC. Monthly interest only payments will be due until July 1, 2026, at which point the Loan will also be subject to monthly amortization payments until maturity. The Loan will accrue interest (a) during the construction period, at a per annum rate equal to BDC’s Floating Base Rate minus 1.75%, and (b) at all times thereafter, at a per annum rate equal to BDC’s Floating Base Rate minus 1.75% or BDC’s Base Rate minus 1.75%, at Tempel Canada’s election. The Loan matures on June 1, 2051.

We will guarantee the payment obligations of Tempel Canada in respect of the Loan, limited to 20% of the Loan amount on the date of any demand, which guaranty is eligible to be released once the Loan balance reaches CAD $40,000,000, subject to the satisfaction of certain conditions. We will also provide customary cost overrun and completion guarantees in respect of the construction of the Property. The obligations of Tempel Canada under the Letter are secured by a mortgage on the Property, an assignment of rents relating to the Property, and a lien on certain equipment and other personal property located on or used in connection with the Property.

The Letter contains representations, covenants and events of default customary for transactions of this nature, including that Tempel Canada will maintain a Total Debt to Tangible Equity Ratio of 1.0 to 1.0 and a Fixed Charge Coverage Ratio of 1.15 to 1.0, each tested annually. Tempel Canada will pay customary fees and expenses in connection with the closing of the Loan.

The foregoing description of the Letter is not complete and is qualified in its entirety by reference to the full text of the Letter, a copy of which will be filed as an exhibit to our annual report on Form 10-K for the fiscal year ending May 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Letter is hereby incorporated into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON STEEL, INC.

Date:	March 31, 2025	By:	/s/ Joseph Y. Heuer
Joseph Y. Heuer Vice President - General Counsel and Secretary